SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DOCENT, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2444 CHARLESTON ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2003

TO THE STOCKHOLDERS:

Our Annual Meeting will be held on Friday, June 6, 2003, at 10:00 a.m. at our Company’s executive offices at 2444 Charleston Road, Mountain View, California. The purpose of the meeting is to:

1.	Elect three (3) Class III directors to hold office for a three-year term.

2.	Ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003.

3.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Stockholders of record at the close of business on April 14, 2003 are entitled to notice of, and to vote at, this meeting and any adjournments or reschedulings thereof.

By Order of the Board of Directors

R. Andrew Eckert

President & Chief Executive Officer

April 24, 2003

Mountain View, California

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

DOCENT, INC.

2444 CHARLESTON ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Docent, Inc., a Delaware corporation (the “Company”), is soliciting the accompanying proxy for use at our Annual Meeting of Stockholders to be held on Friday, June 6, 2003, at 10:00 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at our principal executive offices at 2444 Charleston Road, Mountain View, California. Our telephone number is (650) 934-9500. The date of this proxy statement is April 24, 2003, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to our stockholders. All information regarding common stock amounts have been restated within the Proxy Statement to reflect the October 2002 one-for-three reverse split.

GENERAL INFORMATION

Certain Financial Information.    Please note that our financial statements and related information are included with our 2002 Annual Report on Form 10-K, which is enclosed with this Proxy Statement.

Voting Securities.    Only stockholders of record as of the close of business on April 14, 2003 (the “Record Date”) will be entitled to vote at the meeting and any adjournment. As of the Record Date, there were 14,298,501 shares of Docent common stock issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote on the proposals presented in this Proxy Statement for each share of stock held.

Solicitation of Proxies.    We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others, in order to forward on to such beneficial owners. We will reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. The solicitation of proxies through this Proxy Statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Docent. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies through the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you do not indicate a choice on the proxy, your shares will be voted “FOR” all nominees and “FOR” the ratification of independent public accountants. The shares will be voted as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. A stockholder giving a proxy has the power to revoke it at any time before it is voted by (i) delivering to Docent’s Secretary either a written instrument revoking the proxy or a valid proxy with a later date, or (ii) attending the meeting and voting in person.

Quorum.    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHELD FROM” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the Annual Meeting (the “Votes Cast”).

Abstentions.    While there is no definitive or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker Non-Votes.    We will count broker non-votes in determining the presence or absence of a quorum for the transaction of business, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Currently the number of authorized directors is fixed at eight directors as determined by resolution of the Board of Directors pursuant to Docent’s Bylaws. The Board of Directors approved a resolution to increase the number of directors from seven to eight as of April 9, 2003 to add Jack L. Acosta to the Board. Upon the retirement of Mr. Lauer as of this Annual Meeting, the Board shall reduce the fixed number of directors from eight back to seven. Our Bylaws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class I currently has two members, Class II currently has two members, and Class III currently has four members. The three Class III directors to be elected at the 2003 Annual Meeting are to be elected to hold office until the year 2006 Annual Meeting or until their successors have been elected and qualified.

The Company’s nominees for election at the Annual Meeting of Stockholders to Class III directors of the Board of Directors are Messrs. Fowler, Kutay, and Acosta. If a nominee should unexpectedly decline to serve or become unavailable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Board of Directors may designate.

Vote Required

If a quorum is present and voting at the Annual Meeting, the three nominees for Class III director receiving the highest number of affirmative votes will be elected as Class III directors. Votes withheld from any director are counted for the purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF JACK L. ACOSTA, DONALD E. FOWLER, AND ALI R. KUTAY AS CLASS III DIRECTORS.

Nominees and Other Directors

The following table sets forth the name and age of each nominee as of March 31, 2003, and each director of Docent whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of Docent. Each nominee is currently serving as a director of Docent. There are no family relationships among any directors or executive officers. Mr. Lauer will not be seeking re-election and will be retiring from the Board as of this Annual Meeting. Mr. Lauer has served on the Board since 2000.

Nominees for Election as Class III Directors To Be Elected for a Term Expiring in 2006

Name	Principal Occupation During Past Five Years	Age	Director Since

Jack L. Acosta

Mr. Acosta has served as a member of the Board of Directors of Docent since April 2003. He also currently serves on the Boards of Commerce One and Integral Development. Mr. Acosta served as Chief Financial Officer and Vice President, Finance for Portal Software from February 1999 until September 2001. In addition, Mr. Acosta served as Secretary for Portal Software from February 1999 through April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer for Sybase, Inc., a database company. From December 1994 until July 1996, Mr. Acosta served as Vice President, Engineering Services, Integration and Business Management of Sybase. From March 1993 until December 1994, Mr. Acosta served as President, Chief Operating Officer and a director of Tanon Manufacturing, Inc., a manufacturing and engineering services company. Prior to March 1993, Mr. Acosta held various management positions at Ungermann-Bass Inc., Atari, Inc., Diablo Systems, Inc. and Ford Motor Company.

		55	2003

Name	Principal Occupation During Past Five Years	Age	Director Since

Donald E. Fowler

Mr. Fowler has served as a member of the Board of Directors of Docent since January 2003, and as a member of Docent’s Audit and Corporate Governance Committees since January 2003. He has recently served on the boards of ADAC Laboratories and TelCom Semiconductor, and now serves on the board of Storage Engine Inc. Mr. Fowler is involved with various private companies, through advisory or board memberships, has served as CEO of eT Communications from 1996 to 1998 and has served as interim CEO of several companies between 1998 and 2002. Mr. Fowler was Senior Vice President at Tandem Computers from 1986 to 1996. Mr. Fowler also served in executive capacities with Bechtel Group from 1976 to 1986, and IBM from 1965 to 1976. Mr. Fowler received a B.S. in Mathematics and an M.B.A from the University of Washington in Seattle.

		65	2003

Ali R. Kutay

Mr. Kutay has served as a member of the Board of Directors of Docent since April 2000 and as a member of Docent’s Audit Committee since April 2000, and as a member of Docent’s Corporate Governance Committee since January 2003. Mr. Kutay is the Chairman, and Chief Executive Officer of AltoWeb, Inc., a provider of e-business infrastructure software, which he founded in 1998. From 1997 to 1998 he was a director, President and Chief Executive Officer of WebLogic, Inc., a Java-based Application Server company which was merged with BEA Systems, Inc. in 1998. Previously he was the President and CEO of Lockheed Martin Corporation’s Commercial Software Business Unit, Formtek, from 1990 to 1997. Formtek was founded in 1983 and was acquired by Lockheed Corporation in 1989. At Formtek, Mr. Kutay served at various roles including its President and Chief Executive Officer from 1985 until 1989. Mr. Kutay holds a B.S. and M.S. degree in Engineering from Middle East Technical University and has completed graduate work at Carnegie Mellon University.

		47	2000

Incumbent Class II Directors for a Term Expiring in 2005

Kevin G. Hall	Mr. Hall has served as a member of the Board of Directors of Docent since June 1997, and as a member of Docent’s Corporate Governance Committee since January 2003. From 1993 to 2002, Mr. Hall was a General Partner of Norwest Venture Partners. Prior to joining Norwest, Mr. Hall was a Principal at Brentwood Associates. Mr. Hall currently serves on the board of directors of numerous privately-held companies. Mr. Hall received a B.S. degree in Engineering and an M.S. degree in Engineering from Purdue University and an M.B.A. degree from Stanford University.	44	1997

David Mandelkern

Mr. Mandelkern, Executive Vice President, Chief Technology Officer and Director, co-founded Docent in June 1997. He served as President and Chief Executive Officer from January 1998 to July 1998 and has been a director since June 1997. He has also served as Chief Technology Officer from 1998 to present. Before co-founding Docent, Mr. Mandelkern founded and served from 1993 to 1997 as President of AlmondSeed Software, a provider of UNIX utility software. From 1996 to 1997, Mr. Mandelkern was a consultant to Stanford Testing Systems, Inc., the predecessor to Docent. From 1991 to 1993, Mr. Mandelkern served as President and Chief Executive Officer of Talarian Corporation, a supplier of real-time networking middleware. Mr. Mandelkern holds a B.S. degree with distinction in Electrical Engineering from Stanford University and M.S. degree in Electrical Engineering from Stanford University.

		43	1997

Name	Principal Occupation During Past Five Years	Age	Director Since

Incumbent Class I Directors Serving for a Term Expiring in 2004

R. Andrew Eckert

Mr. Eckert serves as President, Chief Executive Officer and Director of Docent, Inc. He joined Docent in December 2001 as Chief Operating Officer and President, and was promoted to Chief Executive Officer in April 2002. Mr. Eckert has been a director of Docent since May 2002. From 1990 to 2001, Mr. Eckert held numerous executive and director positions at ADAC Laboratories, a medical products company, including Chief Executive Officer from 1997 to 2001. Mr. Eckert was a director of ADAC from 1996 to 2001 and served as Chairman of the Board from 1999 until 2001. Prior to joining ADAC, Mr. Eckert worked in the venture capital and investment banking industries with Summit Partners and Goldman Sachs, respectively. Mr. Eckert holds a B.S. degree in industrial engineering from Stanford University and an M.B.A. from Stanford University.

		41	2002

Jos C. Henkens

Mr. Henkens has served as a member of the Board of Directors of Docent since June 1997, as a member of Docent’s Compensation Committee since January 1999, as a member of Docent’s Audit Committee since January 2000, and as a member of Docent’s Corporate Governance Committee since January 2003. Mr. Henkens is a General Partner of Advanced Technology Ventures, a venture capital firm focused on emerging growth companies in the Internet, communications and healthcare industries, with which he has been associated since 1983. Mr. Henkens currently serves on the board of directors of Actel Corporation, Credence Systems Corporation, as well as a variety of other privately-held companies. Mr. Henkens holds an M.S. and B.S. in Physics from the University of Leyden, The Netherlands, an M.S. in Business Administration from the University of Delft, The Netherlands, and an M.S. in Engineering-Economic Systems and an M.B.A. from Stanford University.

		50	1997

Board and Committee Meetings

During the fiscal year ended December 31, 2002, our Board of Directors held five (5) meetings, including four (4) regular meetings and one (1) special meeting. We currently have an Audit Committee, an Executive Compensation Committee, and a Corporate Governance and Nominating Committee.

Our Audit Committee met five (5) times in fiscal 2002. The Audit Committee reviews our financial controls, evaluates the scope of our annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders, and, as appropriate, initiates inquiries into aspects of our internal accounting controls and financial affairs. During fiscal 2002, Messrs. Hall, Henkens and Kutay constituted the Audit Committee and these directors are “independent directors” as that term is defined in the Marketplace Rules of The Nasdaq Stock Market. As of January 28, 2003, Mr. Fowler was elected to the Board and replaced Mr. Hall as a member of the Audit Committee. For additional information regarding the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.” The Audit Committee has adopted an amended and restated charter, which is attached hereto as Exhibit A.

Our Executive Compensation Committee met once in fiscal 2002. The Executive Compensation Committee reviews salaries and other compensation arrangements for Docent’s officers and directors, and reviews the administration of our stock option and stock purchase plans. During fiscal 2002, Messrs. Hall and Henkens constituted the Executive Compensation Committee. For additional information regarding the Executive Compensation Committee, see “REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.” The Executive Compensation Committee has adopted a written charter, which is attached hereto as Exhibit B.

Our Corporate Governance and Nominating Committee (“Corporate Governance Committee”) was created at the January 28, 2003 Board of Directors meeting. The Corporate Governance and Nominating Committee has adopted a written charter, which is attached hereto as Exhibit C.

During fiscal 2002, each director attended 90% or more of the total number of meetings of the Board of Directors and committees on which he served.

Compensation of Directors

Members of the Board have not historically received any cash compensation from Docent for their services as directors, although they may be reimbursed for their expenses in connection with their attendance at Board of Directors and committee meetings.

Each outside director receives an initial stock option grant under Docent’s 2000 Omnibus Equity Incentive Plan. This initial grant for outside directors is a ten-year, non-statutory option to purchase 30,000 shares of Docent common stock with an exercise price equal to the market closing price of Docent stock on the date of grant. These options vest over four years, with 25% vesting on the first anniversary date of the grant and 1/48th of the entire grant vesting monthly thereafter for the following thirty-six months. For continuing outside directors, a renewal grant is also made effective with each regularly scheduled annual stockholder meeting following the meeting at which they were appointed. Each renewal grants for outside directors is a ten-year, non-statutory option to purchase 10,000 shares of Docent common stock with an exercise price equal to the market closing price of Docent stock on the date of grant. Vesting for renewal grants is in twelve equal monthly installments beginning from the date of the grant.

On June 7, 2002, Messrs. Hall, Henkens, Kutay and Lauer were each granted a renewal grant of 3,333 non-statutory options at an exercise price of $5.40 per share, which vest in twelve equal monthly installments over one year. These option grants will become fully vested on June 6, 2003.

In addition, on October 29, 2002, Messrs. Hall, Henkens and Kutay received an additional option grant of 13,500 shares, at an exercise price of $2.06, with these options vesting over 48 months at a rate of 12.5% vesting on the six-month anniversary date of the grant and the remainder vesting monthly thereafter. These grants will become fully vested on October 29, 2006.

In August 2002, Docent signed a consulting agreement with Robert Lauer, one of its Board members. The agreement is for one year and will compensate Mr. Lauer $1,500 per day worked. The agreement also grants Mr. Lauer 13,333 non-statutory stock options that vest monthly over one year at an exercise price of $1.86, the closing fair market value on the date of grant. Mr. Lauer will be consulting Docent management regarding strategic planning and business development. Mr. Lauer received compensation of $53,063 for his advisory services to Docent from January through December 2002. Mr. Lauer’s employment status changed from employee to consultant in August 2002.

In 2002, Docent recorded stock-based compensation expense of $14,000 related to these stock options. At each reporting date, the Company re-values any unvested equity investments using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of the Company’s common stock fluctuates.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP has acted in this capacity since its appointment in fiscal 2001. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP is not required by Docent’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of different independent public accountants at any time during the year, if they determine that such a change would be in the best interests of Docent and its stockholders.

In February 2001, Docent dismissed PricewaterhouseCoopers LLP as its independent public accountants. The Audit Committee participated in, and approved, the decision to change independent public accountants. The decision was made because Docent planned to enter into discussions with PricewaterhouseCoopers LLP over a potential strategic partnership. At the time the decision to dismiss Pricewaterhouse Coopers LLP was made, the reports of PricewaterhouseCoopers LLP on Docent’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for Docent’s two most recent fiscal years and through the effective time of the decision, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

Fees Paid to Ernst & Young LLP

The following table shows the fees that Docent paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2002 and 2001.

	2002	2001
Audit Fees	$284,000	$382,000
Audit-Related Fees	$0	$89,000
Tax Fees	$14,000	$223,000
All Other Fees	$0	$0
Total	$298,000	$694,000

Audit Fees.    This category includes the audit of Docent’s annual financial statements and review of financial statements included in Docent’s Form 10-Q Quarterly Reports. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees.    This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Docent’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category related to due diligence related to an acquisition.

Tax Fees.    This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees.    This category is not applicable.

The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent auditor’s independence, and has advised the Company that, in its opinion, the activities performed by Ernst & Young on the Company’s behalf are compatible with maintaining the independence of such auditors.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote is required to ratify the selection of Ernst & Young LLP. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities, the Audit Committee periodically:

•	reviewed the unaudited and audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP,

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Ernst & Young LLP,

•	reviewed the Company’s financial controls and financial reporting process, and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Audit Committee also reviewed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, its judgment as to the quality, and not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted accounting principles. The Audit Committee periodically met with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, and discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also considered the compatibility of Ernst & Young LLP’s non-audit services (principally general tax and accounting advisory services) with the standards for auditors’ independence. The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audit.

The Directors who serve on the Audit Committee are all “independent” for purposes of the rules of the Nasdaq National Market, and further each member of the Audit Committee is financially literate, and at least one member of the Audit Committee has accounting or related financial management expertise, as determined by the Board in accordance with Nasdaq National Market requirements. The Audit Committee has adopted an amended and restated charter attached as Exhibit A hereto. During fiscal 2002, the Audit Committee met five (5) times. Mr. Fowler replaced Mr. Hall on the Audit Committee as of January 28, 2003.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Audit Committee also recommended to the Board of Directors, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

The foregoing Audit Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under either such Acts.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Donald E. Fowler

Jos C. Henkens

Ali R. Kutay

STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Docent’s common stock as of the Record Date by: (i) all those known by Docent to be beneficial owners of more than five percent of its common stock; (ii) the Chief Executive Officer and each other executive officer of Docent named in the Summary Compensation Table (the “Named Executive Officers”); (iii) each director and director-nominee of Docent; and (iv) all current executive officers and directors of Docent as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of the Record Date are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated, and subject to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares beneficially owned by them.

Applicable percentage ownership in the following table is based on 14,298,501 shares of common stock outstanding as of the Record Date.

	Beneficial Ownership
Beneficial Owners of more than 5% as of the Record Date	Number of Shares	Percent of Total
5% Stockholders
Norwest Venture Partners VI, LP(1)	2,616,742	18.30%
Advanced Technology Ventures IV, LP(2)	1,518,443	10.62%
Palo Alto Investors(3)	753,199	5.26%

Executive Officers
Shailesh Agarwal(4)	37,275	*
David Crussell(5)	40,274	*
Sanjay Dholakia(6)	37,084	*
R. Andrew Eckert(7)(8)	182,815	1.28%
David R. Ellett(9)	187,892	1.31%
David Mandelkern(10)(11)	356,665	2.49%

Directors (Who are not also Named Executive Officers)
Jack L. Acosta(12)	0	*
Donald E. Fowler(13)	0	*
Kevin G. Hall(10)(14)	15,301	*
Jos C. Henkens(15)	43,428	*
Ali R. Kutay(16)	16,634	*
Robert A. Lauer(10)(17)	43,663	*
All current directors and executive officers as a group (12 persons)(10)(18)	745,864	5.22%

*	Less than 1% of the outstanding shares of common stock.

(1)	Principal address is 525 University Avenue, Suite 800, Palo Alto, California 94301. As confirmed by the letter received on February 4, 2003, Norwest Venture Partners VI, LLP confirmed that there are no changes from the 13G filed on February 13, 2002. According to the Schedule 13G filed with the SEC dated February 13, 2002, Itasca VC Partners VI, LLP is the general partner of Norwest Venture Partners VI, LP and has the sole voting and investment power over the shares held by Norwest Venture Partners VI, LP. General Partners George J. Still and John P. Whaley share the investment and voting power over Docent shares beneficially owned by Itasca VC Partners VI, LLP. Kevin G. Hall, a partner of Itasca VC Partners VI, LLP and one of our directors, disclaims beneficial ownership of the shares held by Norwest Venture Partners VI, LP except to the extent of his pecuniary interest therein.

(2)	Principal address is 1000 Winter Street, Suite 3700, Waltham, Massachusetts 02451. As confirmed by Advanced Technology Ventures in April 2003, there are no changes from the Schedule 13G filed with the SEC dated February 12, 2002. ATV Associates IV, LP is the general partner of Advanced Technology Ventures IV, LP and has shared voting and investment power over the shares held by Advanced Technology Ventures IV, LP. General partners Jos C. Henkens, one of the Docent’s directors, Michael E. Frank, Pieter J. Schiller and Steven N. Baloff share the investment and voting power over shares beneficially owned by ATV Associates IV, LP. Except for Advanced Technology Ventures IV, LP, each of the reporting persons disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(3)	Principal address is 470 University Avenue, Palo Alto, CA 94301. According to Schedule 13D filed with the SEC dated December 9, 2002, William Leland Edwards, Palo Alto Investors, LLC, and Palo Alto Investors have shared voting and investment power over the 753,199 shares.

(4)	Includes 37,275 shares issuable upon exercise of options within sixty days of the Record Date.

(5)	Includes 40,274 shares issuable upon exercise of options within sixty days of the Record Date.

(6)	Includes 36,105 shares issuable upon exercise of options within sixty days of the Record Date.

(7)	Mr. Eckert joined Docent as President and Chief Operating Officer in December 2001. He became President and Chief Executive Officer in April 2002, and was appointed by the Board of Directors to fill a vacant Class I director seat on April 23, 2002.

(8)	Includes 178,815 shares issuable upon exercise of options within sixty days of the Record Date.

(9)	Includes shares held by Mr. Ellett as a joint trustee of the Ellett Family Trust and the Ellett Foundation. Does not include shares held by the Ellett Family Charitable Lead Trust or the Ellett Family Irrevocable Trust, to which Mr. Ellett has disclaimed beneficial ownership and as to which Mr. Ellett’s father-in-law serves as the trustee.

(10)	Includes a portion of shares exercised prior to vesting due to early exercise provisions for stock options granted under Docent’s 1997 Stock Option Plan. Any unvested options are subject to repurchase by Docent upon employment termination or termination of services as a director.

(11)	Includes 47,746 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which shares would be subject to repurchase by Docent upon employment termination.

(12)	Mr. Acosta was appointed by the Board of Directors on April 9, 2003 as a Class III director.

(13)	Mr. Fowler was appointed by the Board of Directors on January 28, 2003 to fill a vacant Class III director.

(14)	Includes 1,968 shares issuable upon exercise of options within sixty days of the Record Date.

(15)	Includes 15,301 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which would be subject to repurchase by Docent upon termination of Mr. Henkens’ services as a director.

(16)	Includes 16,634 shares issuable upon exercise of options within sixty days of the Record Date, a portion of which would be subject to repurchase by Docent upon termination of Mr. Kutay’s services as a director.

(17)	Includes 7,999 shares held as a general partner of Earl’s Island FLP, a family limited partnership. Includes 9,999 shares issuable upon exercise of options within sixty days of the Record Date.

(18)	Includes 346,842 shares issuable upon exercise of options within 60 days of the Record Date.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Executive Compensation Committee (the “Executive Compensation Committee”) of the Board of Directors is comprised of two directors, Messrs. Hall and Henkens. The Executive Compensation Committee met one time in fiscal 2002.

Executive Compensation Philosophy and Objectives

Docent’s executive compensation philosophy is based on a series of guiding principles derived from Docent’s values, business strategy, and management requirements, which principles are to:

•	provide competitive levels of total compensation which will enable Docent to attract and retain the best possible executive talent;

•	motivate executives to achieve optimum performance;

•	align the financial interests of executives and stockholders through equity-based plans; and

•	provide a total compensation program that recognizes individual contributions as well as overall business results.

The Executive Compensation Committee annually reviews the Company’s executive compensation programs and policies in light of the above philosophy as well as changes and trends in the external market place. In addition, the Executive Compensation Committee reviews the Company’s incentive plan designs and performance linkage to ensure that programs continue to support the Company’s strategic and operational goals.

The Directors who serve on the Executive Compensation Committee are all “independent” for purposes of the rules of the Nasdaq National Market and are non-employee directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfies the requirements of an outside director for purposes of Section 162(m) of the Internal Revenue Code, as amended. The Executive Compensation Committee has adopted an Executive Compensation Committee Charter attached hereto as Exhibit B.

Components of Compensation

The Executive Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all executive officers of Docent and establishes and reviews general policies relating to compensation and benefits of employees of Docent. The Executive Compensation Committee is also responsible for the administration of Docent’s stock option plans. There are three major components to Docent’s executive compensation: base salary, incentive (bonus) payments, and long-term incentives in the form of stock options.

Base Salary.    In setting compensation levels for executive officers, the Executive Compensation Committee reviews competitive information relating to compensation levels for comparable positions in the industry. Individual executive officer base compensation may vary based on time in the position, assessment of individual performance, salary relative to internal and external equity, and critical nature of the position relative to the success of Docent.

Incentive Bonuses.    The incentive bonus program provides a variable compensation opportunity for the executive officers. An incentive bonus, if any, is based on the Executive Compensation Committee’s discretionary evaluation of a combination of Docent’s financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives, such as new product development milestones, marketing/sales results and productivity enhancements.

Long-Term Incentives.    The long-term performance-based compensation of executive officers takes the form of stock option grants under Docent’s stock option plans. The Executive Compensation Committee believes that equity-based compensation ensures that the Docent’s executive officers have a continuing stake in the long-term success of Docent. All stock options grants to executive officers in fiscal 2002 were granted under the 2000 Omnibus Equity Incentive Plan. Stock options are granted at an exercise price equal to the fair market value of the Docent’s common stock on the date of grant. The options generally vest over a four-year period with 25% vesting after one year and 1/48th vesting monthly thereafter and have a ten-year term. In connection with the initial public offering of Docent in fiscal 2000, stock options were granted under the 1997 Stock Option Plan, and certain executive officers exercised their options prior to such options vesting, in each case with the unvested shares subject to repurchase at cost by Docent if the executive officer’s employment terminated for any reason. Docent has not issued stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock, or stock bonus awards to any executive officers under any of Docent’s stock option plans.

Chief Executive Officer Compensation

The Chief Executive Officer’s salary, bonus and equity grants follow the policies set forth above. Mr. Eckert has served as Docent’s Chief Executive Officer from April 2002 when he replaced Mr. Ellet. During fiscal 2002, Mr. Eckert’s base salary earned was $263,650.67. Mr. Eckert’s base salary was set at a level, which the Executive Compensation Committee felt would be competitive with the base salary levels in effect for Chief Executive Officers at similarly sized companies in the industry. Mr. Eckert was granted stock options in fiscal 2002 to purchase 249,999 shares of Docent’s common stock. In determining the size of the option grants, the Executive Compensation Committee took into account market data from companies similar in size and complexity to Docent, as well as the number of stock options previously granted to Mr. Eckert.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a public corporation’s tax deduction for individual compensation exceeding $1.0 million in any taxable year paid to the corporation’s Chief Executive Officer or any other of the four most highly compensated executive officers, subject to several exceptions, including an exception for compensation that is performance-based within the meaning of section 162(m). In order to qualify as performance-based, compensation must be determined based on pre-established objective performance criteria and must be contingent on stockholder approval. Docent believes that it is in the best interests of its stockholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Executive Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Executive Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Executive Compensation Committee in ascertaining appropriate levels or modes of compensation. The Executive Compensation Committee believes that all compensation realized in 2002 by Docent’s executive officers is deductible under Section 162(m).

The foregoing Executive Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Docent specifically incorporates this information by reference, and will not otherwise be deemed filed under either of such Acts.

EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Kevin G. Hall

Jos C. Henkens

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee during fiscal 2002 consisted of Messrs. Hall and Henkens, neither of whom is or has been an officer or employee of the Company. No member of the Executive Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation of Docent’s five most highly compensated executive officers at December 31, 2002, including Docent’s Chief Executive Officer, collectively referred to in this Proxy Statement as the Named Executive Officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary(1) ($)		Bonus ($)
R. Andrew Eckert President and Chief Executive Officer(2)	2002 2001 2000		$263,651 — —		— — —		249,999 333,333 —

David R. Ellett Former President and Chief Executive Officer(3)	2002 2001 2000	$ $ $	353,170 267,267 255,469	$ $ $	50,000 130,726 336,645		58,332 108,333 224,996

David Mandelkern Executive Vice President and Chief Technology Officer(4)	2002 2001 2000	$ $ $	195,060 184,355 165,000	$ $ $	78,495 28,728 62,237	(4)	41,665 11,666 66,662

Shailesh Agarwal Senior Vice President, Engineering(5)	2002 2001 2000	$ $	225,000 25,090 —	$ $	37,500 8,636 —		39,332 100,000 —

Sanjay Dholakia Vice President, Business Development(6)	2002 2001 2000	$ $	194,772 136,417 —	$ $	9,062 38,101 —		96,665 20,005 —

David Crussell Senior Vice President, Worldwide Operations(7)	2002 2001 2000		$162,500 — —		$37,500 — —		149,998 — —

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2)	Mr. Eckert served as President and Chief Executive Officer as of April 2002, and as President and Chief Operating Officer from December 31, 2001 until April 2002.

(3)	Mr. Ellett joined Docent in July 1998 and left in May 2002.

(4)	Mr. Mandelkern joined Docent in 1997. Of the $78,495 bonus payments received in 2002, $63,000 relate to services performed and accrued for in prior years.

(5)	Mr. Agarwal joined Docent in December 2001 and left in February 2003. Mr. Agarwal will act as a technical advisor to the Company on an as needed basis until August 2003.

(6)	Mr. Dholakia joined Docent in February 2001.

(7)	Mr. Crussell joined Docent in March 2002.

OPTION GRANTS IN FISCAL 2002

The following table sets forth information concerning grants of stock options to purchase our common stock made during fiscal 2002 to the Named Executive Officers:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (#) (1)		% of Total Options Granted to Employees in Fiscal 2002	Exercise Price Per Share ($/sh) (2)	Expiration Date
						5%	10%
R. Andrew Eckert	83,333	(4)	3.77%	$8.34	1/7/2012	437,080	1,107,647
	166,666	(5)	7.53%	$1.86	8/14/2012	194,957	494,058
David R. Ellett	29,166	(6)	1.32%	$8.34	1/7/2012	152,975	387,669
	29,166	(6)	1.32%	$8.34	1/7/2012	152,975	387,669
David Mandelkern	16,666	(5)	*	$1.86	8/14/2012	19,495	49,404
	12,500	(7)	*	$8.34	1/7/2012	65,562	166,148
	12,499	(8)	*	$8.34	1/7/2012	65,557	166,134
Shailesh Agarwal	16,666	(9)	*	$1.86	8/14/2012	19,459	49,404
	6,000	(9)	*	$8.34	1/7/2012	31,470	79,751
	16,666	(9)	*	$5.25	6/2/2012	55,026	139,447
Sanjay Dholakia	49,999	(5)	2.26%	$1.86	8/14/2012	58,486	148,215
	46,666	(7)	2.11%	$8.34	1/7/2012	244,762	620,276
David Crussell	33,332	(5)	1.51%	$1.86	8/14/2012	38,990	98,808
	116,666	(10)	5.27%	$5.40	3/17/2012	396,201	1,434,362

* Less than 1%.

(1)	All of the above options are subject to the terms of our 2000 Omnibus Equity Incentive Plan and are exercisable only as they vest. The options have a term of ten years from the date of grant.

(2)	All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

(3)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

(4)	25% vest on the one-year anniversary of the date of grant and the remainder vests in equal monthly installments thereafter for 3 years. Options will become fully vested on December 19, 2005.

(5)	12.5% vest as of February 14, 2003, which is the six-month anniversary of the date of grant, and the remainder vest in equal monthly installments thereafter for 42 months. Options will become fully vested on August 14, 2006.

(6)	Mr. Ellett left the Company on May 31, 2002 and vesting of stock options ceased at that time. As of May 31, 2002, 7,291 shares of the 58,332 option grants were vested.

(7)	Options vest monthly over 4 years and will become fully vested on January 7, 2006.

(8)	Options vest monthly over 2 years and will become fully vested on January 7, 2004.

(9)	Mr. Agarwal left the Company on February 14, 2003 and vesting of stock options ceased at that time. As of February 14, 2003, 2,082 shares of the 16,666 option grant priced at $1.86, 3,250 shares of the 6,000 option grant priced at $8.34, and 2,777 shares of the 16,666 option grant priced at $5.25 had vested.

(10)	25% vest on the one-year anniversary of the date of grant and the remainder in equal monthly installments thereafter for 4 years. Options will become fully vested on March 18, 2006.

AGGREGATED OPTION EXERCISES IN FISCAL 2002

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning option exercises during 2002 and unexercised options outstanding on December 31, 2002 with respect to each of the Named Executive Officers:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/02 Exercisable/ Unexercisable (#) (1)	Value of Unexercised In-the-Money Options at 12/31/02 Exercisable/ Unexercisable ($) (1)(2)
R. Andrew Eckert	—	—	104,166/479,166	$0/$164,999
David R. Ellett	—	—	0/0	$0/$0
David Mandelkern	—	—	9,771/76,890	$0/$16,499
Shailesh Agarwal	—	—	29,833/109,499	$0/$16,499
Sanjay Dholakia	—	—	18,399/98,265	$0/$49,499
David Crussell	—	—	0/149,998	$0/$32,999

(1)	Due to early exercise provisions for stock option grants made under the 1997 Stock Option Plan, all options granted under such plan, whether vested or unvested, are fully exercisable. The shares underlying unvested options, if exercised prior to vesting, would be subject to repurchase by Docent at a price equal to the option exercise price. Stock option grants made under the 2000 Omnibus Equity Incentive Plan have no such early exercise provision. For purposes of this table, only those options that are unexercised and vested and exercisable are considered to be exercisable options.

(2)	Based on a fair market value of $2.85 per share as of December 31, 2002, the closing sale price of our common stock on that date as reported by the Nasdaq National Market.

PERFORMANCE MEASUREMENT COMPARISON(1)

The following graph shows the total stockholder return of an investment of $100 in cash commencing on September 29, 2000 and ending on December 31, 2002 (fiscal year end) for (i) Docent’s common stock, (ii) the Nasdaq National Market (U.S. Companies) Index (“Nasdaq U.S. Index”) and (iii) the Nasdaq Computer and Data Processing Services Group Index (“Nasdaq Computer & Data Process”). All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each month. Docent has never paid a dividend and does not expect to pay any dividends in the near future.

		Indexed Returns
		Months Ending
Company / Index	29-Sep-00	Dec-00	Mar-01	Jun-01	Sep-01	Dec-01	Mar-02	Jun-02	Sep-02	Dec-02
Docent, Inc.	100	79.55	30.11	90.91	18.82	28.82	16.09	10.45	6.91	8.64
Nasdaq U.S. Index	100	66.96	49.98	58.90	40.87	53.13	50.33	40.12	32.19	36.72
Nasdaq Computer & Data Process	100	61.75	45.05	58.66	35.88	49.73	45.87	36.46	28.22	34.28

(1)	The information contained in the Performance Graph is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Docent under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Limitation on Liability and Indemnification Matters

Docent’s certificate of incorporation limits the liability of its directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any liability arising with respect to (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) any transaction from which the director derived an improper personal benefit.

Docent’s certificate of incorporation and bylaws further provide that Docent is required to indemnify its directors and executive officers and may indemnify other officers and employees and agents to the fullest extent permitted by Delaware law. Docent believes that indemnification under its certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

Docent has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in its certificate of incorporation. These agreements, among other things, require Docent to indemnify these directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in Docent’s right, arising out of that person’s services as a director or officer of Docent or any of Docent’s subsidiaries or any other company or enterprise to which the person provides services at Docent’s request. Docent believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Transactions with Management and Others

Except as described below or otherwise described under “Executive Compensation” and “Compensation of Directors”, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were, or are, a party and in which any executive officer, director or 5% beneficial owner of our common stock, or members of the immediate family, had, or will have, a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of the Company is an executive officer, or of which a director of the Company owns an equity interest in excess of 10%, involving payment for property or services in excess of 5% of our consolidated gross revenues for fiscal 2002.

Mr. Mandelkern is indebted to the Company in the amount of $97,500 in conjunction with the purchase of 325,000 shares of our common stock in June 1997. The Company received from Mr. Mandelkern a non-recourse note for $97,000 with a twenty-year term and an interest rate of 6%. This loan was outstanding at December 31, 2002. The loan is due at the earlier of Mr. Mandelkern’s sale or transfer of those shares or June 27, 2017. Mr. Mandelkern, is also indebted to the Company in the amount of $100,000 in conjunction with two purchases, each of 16,667 shares of common stock, in August 2000. The Company received full recourse promissory notes bearing interest at 6.62% per annum with six-year terms. These loans are due at the earliest to occur of Mr. Mandelkern’s sale or transfer of the shares, August 16, 2006, or five business days following his termination of employment with Docent.

In March 2000, we entered into an alliance agreement with Accenture, which was a stockholder of ours and one of whose retired partners, Robert Lauer, is a member of our Board of Directors. The alliance agreement provides for the resale of our software products and services by Accenture, the submission of joint proposals to potential clients where either we would be subcontracting our services to Accenture or Accenture would be subcontracting its services to us; the alliance agreement also provides for revenue sharing. The alliance agreement is for an initial term of three years, terminating on March 31, 2003, with either party having the right to terminate the agreement without cause on 60 days’ notice. The alliance agreement automatically renews for an additional two-year term, terminating on March 31, 2005, unless either party notifies the other at least 90 days prior to the expiration of the term of its intent not to renew. As of February 28, 2003, neither Accenture nor Docent had given notification of any intent not to renew.

At September 30, 2002, we believe Accenture held approximately 72,000 shares of our common stock and had warrants, expiring on March 31, 2003, to purchase an additional 799,000 shares at $22.56 per share. Accenture’s holdings in our common stock on a fully diluted basis on September 30, 2002 represented approximately 6.0% of the outstanding shares of our common stock. In December 2002, Accenture sold all of their Docent common stock and warrants.

As part of the alliance agreement, Accenture resells our software products to third party customers. In 2002, we recognized $324,000 of revenue from Accenture as part of this resale arrangement. In 2001, we recognized $864,000 of revenue from Accenture as part of this resale arrangement. Pricing for Accenture resale agreements represents the fair value of comparable resale agreements with our other reseller partners. In 2000, we sold to Accenture a Docent Enterprise software license for Accenture’s internal use and recognized $663,000 of associated revenue. Pricing for this internal use license represents the fair value of comparable agreements with unaffiliated third parties at the time of the sale.

A component of the alliance agreement with Accenture is revenue sharing. When Accenture introduces Docent to prospective third party customers, Accenture is entitled to a portion of the contracted license fee if we sell a license directly to such prospective third party customers. The negotiated revenue sharing amounts range from 10% to 30%, based on the amount of time and effort it takes to complete each sale. Our license revenue related to such sales is decreased by the revenue sharing amount due to Accenture. During 2002, we decreased our license revenue by $321,000, due to the revenue sharing agreement with Accenture. During 2001, we decreased our license revenue by $858,000, due to the revenue sharing agreement with Accenture. At December 31, 2002, we owed Accenture $325,000 related to license agreements that are subject to revenue sharing.

Docent subcontracted to Accenture $68,000 in 2001 and $11,000 in 2000 of consulting work for our third party customers. During 2002, Docent did not subcontract with Accenture any consulting work for our third party customers. Accenture charges us its standard hourly rates for consulting. Accenture subcontracted to us consulting work for Accenture’s third party customers in the amount of $6,000 during 2002, $337,000 during 2001 and $60,000 during 2000. Docent charges Accenture its standard hourly rates for consulting, and records such amounts as service revenue.

Concurrent with the alliance agreement, we entered into a consulting services agreement with Accenture pursuant to which we are currently committed to purchase $640,000 of consulting services from Accenture prior to April 1, 2003.

In August 2002, Docent signed a consulting agreement with Robert Lauer, one of its Board members. The agreement is for one year and will compensate Mr. Lauer $1,500 per day worked. Mr. Lauer worked 18 days in 2002. The agreement also grants Mr. Lauer 13,333 stock options that vest over one year with an exercise price of $1.86 per share. Mr. Lauer has been and will be consulting Docent management regarding strategic planning and business development.

In 2002, Docent recorded stock-based compensation expense of $14,000 related to these stock options. At each reporting date, the Company re-values the vested portion of these options using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of the Company’s common stock fluctuates.

Docent has entered into Change in Control Agreements (the “Agreements”) with each of the executive officers named in Item 10 of the Form 10-K for the year ended December 31, 2002. All of the Agreements are of the same form, with the exception of those for Sanjay Dholakia and V. Holly Albert, and provide that subject to certain provisions in the Agreements, each executive officer is eligible to receive the following if such executive officer’s employment is terminated within one year following a Change in Control (as defined below) of Docent: (i) a lump sum amount equal to 12 months of his or her base salary and his or her performance compensation and (ii) accelerated vesting of such executive officer’s options that are unvested as of the date of the Change in Control at the following rates: if the Change in Control occurs within the first year of employment, then 50% of the unvested options as of the date of the Change in Control shall become vested, if the Change in Control occurs in the second year of employment, then 75% of the unvested options as of the date of the Change in Control shall become vested, and if the Change in Control occurs in the third year of employment, then 100% of the unvested options shall become immediately vested. Sanjay Dholakia’s Agreement provides that, subject to certain provisions in his Agreement, he is eligible to receive the following if his employment is terminated within 6 months following a Change in Control of Docent: (i) a lump sum amount equal to 6 months of his base salary and performance compensation and (ii) accelerated vesting of his options that are unvested as of the date of the Change in Control at the following rates: if the Change in Control occurs within the first year of his employment, then 37.5% of the unvested options as of the date of the Change in Control shall become vested, if the Change in Control occurs in the second year of his employment, then 60% of the unvested options as of the date of the Change in Control shall become vested, if the Change of Control occurs in the third year of his employment, then 80% of his unvested options as of the date of the Change in Control shall become vested, and if the Change in Control occurs after the third year of his employment, then 100% of the unvested options as of the date of the Change in Control shall become vested. V. Holly Albert’s Agreement provides that, subject to certain provisions in her Agreement, she is eligible to receive a lump sum amount equal to 6 months base salary if her employment is terminated within 6 months following a Change in Control of Docent.

As defined in the Agreements, a “Change in Control” means (i) the sale, lease or other disposition of all or substantially all of the assets of Docent or (ii) an acquisition of Docent by another corporation or entity by consolidation, merger or other reorganization in which the holders of Docent’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, excluding any consolidation or merger effected exclusively to change the domicile of Docent.

Pursuant to Mr. Eckert’s offer letter dated December 11, 2001, if his employment with Docent is involuntarily terminated at any time for any reason other than for Cause (as defined in his Agreement), then he is entitled to receive a payment equal to 50% of his annual base salary at the time of his termination. Pursuant to an agreement dated June 27, 1997, between Docent and Mr. Mandelkern, if his employment is involuntarily terminated, notwithstanding any additional benefits to which he may be eligible, he will be entitled to severance benefits of six months of salary and health benefits at the same salary rate and health benefit coverage as he was earning at the time of termination. In addition, Docent shall forgive that portion of a loan by Docent to Mr. Mandelkern that was incurred for Mr. Mandelkern’s purchase of shares of Docent stock that are vested on the date of termination.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of Docent’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Docent with copies of all Section 16(a) forms they file.

To Docent’s knowledge, based solely on a review of the copies of such reports furnished to Docent and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Docent’s officers, directors and greater than ten percent beneficial owners were complied with for our 2002 fiscal year.

Stockholder Proposals

From time to time, Docent stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in Docent’s proxy statement and form of proxy in connection with our 2004 Annual Meeting of Stockholders. Such stockholder proposals must be submitted in writing to the Corporate Secretary of Docent no later than January 6, 2004 in order to be included in the proxy statement and form of proxy relating to Docent’s 2004 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Docent’s proxy statement and form of proxy.

Alternatively, under the Bylaws, any nominations or proposals which the stockholder does not seek to include in Docent’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be submitted in writing to our Corporate Secretary no later than April 8, 2004, nor earlier than March 9, 2004, and must otherwise satisfy the requirements of Docent’s Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, Docent may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R. Andrew Eckert

President and Chief Executive Officer

April 24, 2003

A COPY OF DOCENT’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, DOCENT, INC., 2444 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA, 94043.

EXHIBIT A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

Purpose:

The Audit Committee is appointed by the Board to represent and assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

Composition of the Committee:

The Audit Committee shall consist of at least three (3) members of the Board who are generally knowledgeable in financial and auditing matters and all of who, in the judgment of the Board of Directors, meet the independence requirements of NASDAQ. All members of the Audit Committee shall be able to read and understand financial statements, and at least one (1) member of the Audit Committee shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with NASDAQ requirements. The members of the Audit Committee shall be appointed by and serve at the discretion of the Board.

Responsibilities of Audit Committee:

The Audit Committee shall have the full power and authority to carry out the following responsibilities:

•	Be directly responsible, in its capacity as a committee of the board, for the appointment, compensation and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, subject to ratification by the Company’s stockholders, terminate when appropriate, determine funding for, and oversee the independent auditor, who shall report directly to the Audit Committee.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

•	Consider, at least annually, the independence of the outside auditor, including whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor’s independence.

•	Approve, in advance, all audit and permissible non-audit services to be provided by the independent auditor.

•	Develop policies concerning the provision of permissible non-audit services by the independent auditor.

•	Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting control and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting and auditing matters.

•	Review and approve all related party transactions.

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss quarterly reports from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review and discuss corporate practices with respect to earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review and discuss the adequacy and effectiveness of: (a) the Company’s internal controls, including any significant changes or deficiencies in internal controls reported to the Audit Committee; and (b) the Company’s disclosure controls and procedures and management reports thereon.

•	Review and discuss with the principal internal auditor the scope and results of the internal audit program.

•	Establish policies for the hiring of employees and former employees of the independent auditor.

•	Review and evaluate the lead partner of the independent auditor team.

•	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

•	Conduct an annual self-evaluation to assess the Audit Committee’s effectiveness.

•	Perform such other functions as may be assigned by law, the Company’s charter or bylaws, or the Board.

Meetings:

The Audit Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. In addition, the Audit Committee shall meet periodically with each of management, the internal auditors and the independent auditor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall report regularly to the Board with respect to its activities.

Outside Advisors:

The Audit Committee shall have the authority to engage and determine funding for such independent counsel and other advisors, as it deems appropriate to assist it in carrying out its responsibilities.

EXHIBIT B

EXECUTIVE COMPENSATION COMMITTEE CHARTER

Members:

The Board of Directors (the “Board”) of Docent, Inc. (the “Company”) will appoint, upon the recommendation of the Company’s Corporate Governance and Nominating Committee, members of an Executive Compensation Committee (the “Committee”) consisting of two or more directors, and will designate one member as the chairperson. All members of the Committee must be independent directors. For purposes hereof, an “independent” director is a director who meets the NASDAQ’s definition of “independence” as determined by the Board. Also, a member may serve on the Committee only if the Board determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and any member of the Committee may be removed by the Board in its discretion.

Purpose:

The Committee’s purpose is (i) to discharge the responsibilities of the Board relating to compensation of the Company’s chief executive officer (“CEO”) and other senior executive officers, and (ii) to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission, NASDAQ and any other applicable laws, rules and regulations.

Duties and Responsibilities:

The duties and responsibilities of the Committee shall be to:

•	Review and approve on an annual basis the corporate performance goals and objectives for the CEO and other senior executive officers.

•	Approve the compensation and evaluate the performance of the CEO and other senior executive officers in light of the approved performance goals and objectives.

•	Set the compensation level of the CEO and other senior executive officers based upon the evaluation of the performance of the CEO and the other senior executive officers.

•	Provide oversight of the CEO’s and other senior executive officers’ decisions concerning the performance and compensation of other officers of the Company.

•	Make recommendations to the Board with respect to incentive based compensation plans and equity-based plans.

•	Prepare an annual performance evaluation of the Committee.

•	Prepare and publish an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

•	Report its actions and any recommendations to the Board after each Committee meeting.

•	In the Committee’s sole discretion, employ an outside compensation consultant advisor, outside counsel and other advisors to assist in the evaluation of the compensation of the Company’s CEO or other senior executive officers. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant, outside counsel and/or other advisors.

Meetings:

The Committee shall meet as often as its members may deem necessary or appropriate, but at least once annually, either in person or by telephone. A majority of the members of the Committee shall constitute a quorum unless there are only two members of the Committee, in which case a quorum shall require the presence of both members.

Revisions to Charter:

The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval. This Charter may be modified at any time, if the Board approves the changes, and if such changes are in accordance with applicable law and regulations.

EXHIBIT C

CORPORATE GOVERNANCE AND

NOMINATING COMMITTEE CHARTER

Members:

The Board of Directors (the “Board”) of Docent, Inc. (the “Company”) will appoint a Corporate Governance and Nominating Committee (the “Committee”) consisting of a minimum of two directors, and will designate one member as the chairperson. All members of the Committee must be independent directors. For purposes hereof, an “independent” director is a director who meets the NASDAQ’s definition of “independence,” as determined by the Board. Members of the Committee shall be appointed by the Board and may be removed by the Board.

Purposes:

The Committee’s purposes shall be to assist the Board in identifying individuals qualified to become Board members, to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, to develop, review and recommend to the Board the corporate governance practices and guidelines applicable to the Company, and perform a leadership role in shaping the Company’s corporate governance.

Duties and Responsibilities:

The duties and responsibilities of the Committee shall be to:

•	Determine the Board’s criteria for identifying, evaluating and selecting candidates for the Board and review, at least annually, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. These criteria include, among other things, an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests.

•	Oversee the annual evaluation of the Board.

•	Identify and review the qualification of, and interview and evaluate candidates for membership on the Board.

•	Establish a procedure for the consideration of Board candidates recommended by the Company’s stockholders.

•	Recommend to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting.

•	Recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

•	Review, at least annually, each Board member’s continuation on the Board.

•	Develop and recommend to the Board a set of corporate governance principles and review, at least annually, and recommend changes to these principles, as necessary.

•	Consider the results of the annual performance evaluation of the Committee.

•	Make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

•	Recommend to the Board candidates for appointment to Board committees and consider periodically rotating directors among the committees.

•	Review and recommend to the Board compensation of directors for service on the Board and its committees, retirement and other tenure policies for directors.

•	Review and assess the channels through which the Board receives information, and the quality and timeliness of information received.

•	Review the Company’s succession plans relating to the CEO and other senior officers.

•	Perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

Meetings:

The Committee shall meet as often as its members may deem necessary or appropriate, at least once annually, either in person or by telephone. The Committee shall report to the full Board at the next regular Board meeting with respect to such Committee’s meetings since the previous regular Board meeting. A majority of the members of the Committee shall constitute a quorum unless there are only two members of the Committee, in which case a quorum shall require the presence of both members.

Outside Advisors:

The Committee will have the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

Revisions to Charter:

The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval. This Charter may be modified at any time, if the Board approves the changes, and if such changes are in accordance with applicable law and regulations.

Reports:

The Committee shall report its actions and recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

PROXY - DOCENT, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 6, 2003

The undersigned hereby appoints R. Andrew Eckert and Neil J. Laird to attend and to represent the undersigned at the Annual Meeting of Stockholders of Docent, Inc. (the “Company”) to be held at the Company’s principal executive offices at 2444 Charleston Road, Mountain View, California on June 6, 2003 at 10:00 a.m. local time or at any adjournment or postponement thereof, and to vote the number of shares of stock of the Company the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXY HOLDER NAMED HEREIN MAY DETERMINE IN HIS SOLE DISCRETION.

(Continued and to be signed on reverse side)

☒	PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:

Annual Meeting Proxy Card

A    Election of Directors

Nominees for Class III Director:	For	Withhold Authority

Jack L. Acosta	☐	☐

Donald E. Fowler	☐	☐

Ali R. Kutay	☐	☐

B    Issues

	For	Against	Abstain

Ratification of selection of Ernst & Young LLP as independent auditors of Docent for the fiscal year ending December 31, 2003.	☐	☐	☐

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Docent, (b) accompanying Proxy Statement and (c) Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Authority is hereby given to the proxy holder identified on the front of this card to vote in his discretion upon such other business as may properly come before the meeting or at any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT! PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears on your stock certificate.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (dd/mm/yyyy)